EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555

PERFICIENT ACQUIRES ENLIGHTEN

SAINT LOUIS, MO (December 4, 2015) – Perficient, Inc. (NASDAQ: PRFT) ("Perficient"), the leading digital transformation consulting firm serving Global 2000 and other large enterprise customers throughout North America, today announced it has acquired Enlighten, a $12 million annual services revenue digital marketing agency specializing in the development, implementation, integration and support of digital experience solutions.

The acquisition is expected to be accretive to earnings per share in 2016.

"We are excited to strengthen our digital marketing capabilities with the strategic acquisition of Enlighten," said Jeffrey Davis, Perficient's chief executive officer and president. "Enlighten's compelling capabilities, reputation for delivering excellent digital experiences, customer-centric mentality, and solid client roster ensures a strong cultural fit and compelling opportunities for accelerated growth moving forward."

The acquisition of Enlighten:

•	Enhances and expands Perficient's digital strategy, creative services and marketing expertise;

•	Adds approximately 75 consulting, digital agency, technology, sales and support professionals; and

•
Adds client relationships with enterprise customers including AAA Life, Hunter Douglas, Janus Capital Group, Jimmy John's, Johnson & Johnson, Learning Care Group, Michigan Lottery, OhioHealth, Presbyterian Healthcare Services, Smith and Noble, The Henry Ford, University of Michigan, Victory Capital Management and more.

Enlighten's Chief Executive Officer Steve Glauberman joins Perficient in a key leadership role.

"Perficient's digital transformation expertise and experience are well-known and highly-regarded," said Glauberman. "We're thrilled to join a firm with a reputation for excellence and a distinguished track record of delivering outstanding digital experience, business optimization and industry solutions to the world's leading enterprises."

Randy Grigg, managing partner of Ridgecrest Advisors, advised Perficient on the transaction in his capacity as a registered investment banking agent of M&A Securities Group, Inc.

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting and creative capabilities, Perficient delivers vision, execution and value with outstanding digital experience, business optimization and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers and partners; and reduce costs. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, and a Platinum Salesforce Cloud Alliance Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2015 and 2016. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2014.